CLOSING DOCUMENTS
                               -----------------

                                CREDIT AGREEMENT

                                    between

                                 HARDINGE INC.
                                (the "Borrower")

                                      and

                              MARINE MIDLAND BANK
                                  (the "Bank")


                         Dated as of November 18, 1996

                            HARDINGE/MARINE MIDLAND

Closing List
------------

1.   Credit Agreement dated 11/18/96

2.   Authorization Letter on Hardinge letterhead

3.   Certificate of Incumbency

4.   Certified Resolution

5.   Officer's Certificate

6.   Opinion of Counsel as to Execution and Delivery of Documents

     (Cushman, Darby & Cushman, LLP opinion letter attached)

7.   Certificate of Good Standing

8.   Promissory Note

                                CREDIT AGREEMENT


     CREDIT AGREEMENT dated as of November 18, 1996 between HARDINGE INC., a corporation organized under the laws of New York (the "Borrower"), and MARINE MIDLAND BANK, a banking corporation organized under the laws of New York (the "Bank").


     The Borrower desires that the Bank extend credit as provided herein and the Bank is prepared to extend such credit. Accordingly, the Borrower and the Bank agree as follows:


                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

     Section 1.01. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

     "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or any of its Subsidiaries; (b) which directly or indirectly beneficially owns or holds 5 % or more of any class of voting stock of the Borrower or any such Subsidiary; (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or such Subsidiary; or (d) which is a partnership in which the Borrower or any of its Subsidiaries is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Aggregate Consideration" shall mean (i) in the case of a purchase of a company's equity securities, the total consideration paid for such securities (including amounts paid to holders of options, warrants and convertible securities) plus the principal amount of all indebtedness for borrowed money as set forth on the most recent consolidated balance sheet of the company being acquired prior to consummation of such sale, exchange or purchase, and (ii) in the case of a purchase of assets, the total consideration paid for such assets plus the principal amount of all indebtedness for borrowed money assumed by the Borrower.

     "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, schedules and the like refer to the Articles, Sections,


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                                       -2-


Exhibits, schedules and the like of this Agreement unless otherwise indicated.

     "Alternative Currency" shall mean at any time any of Canadian Dollars, Deutsche Marks, French Francs, Pounds Sterling, Swiss Francs, and Yen, so long as at such time (a) such Currency is dealt with in the London interbank deposit market, (b) such Currency is freely transferrable and convertible into Dollars in the London foreign exchange market, and (c) no central bank or other governmental authorization in the country of issue of such Currency is required to permit use of such Currency by any Bank for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained. As of the date of this Agreement, each Alternative Currency is dealt with in the London interbank deposit market, each Alternative Currency is freely transferable and convertible into Dollars in the London foreign exchange markets and no central bank or other governmental authorization in the country of issue of such Alternative Currency is required to permit the use of such currency by the Bank for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay interest thereon.

     "Amortization Date" means the first day of each calendar quarter, commencing on the first such day occurring after the Revolving Credit Termination Date, up to (and including) the Termination Date, provided that if any such day is not a Banking Day, such day shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day).

     "Authorization Letter" means the letter agreement executed by the Borrower in the form of Exhibit B.

     "Banking Day" means (a) any day on which commercial banks are not authorized or required to close in New York City, and (b) whenever such day relates to a Eurodollar Loan or notice with respect to any Eurodollar Loan, a day on which foreign exchange trading is carried out in the London interbank market in the Currency in which such Eurodollar Rate Loan is denominated.

     "Basis Point" means one one-hundredth of one percent.

     "Canadian Dollars" and the sign "C$" means the lawful currency of Canada.

     "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

     "Closing Date" means November 18, 1996, the date this Agreement has been executed by the Borrower and the Bank.


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                                       -3-


     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" means the obligation of the Bank to make Loans under this Agreement in the aggregate principal amount of $20,000,000.00, as such amount may be reduced or otherwise modified from time to time.

     "Commitment Period" means the period from and including the date of this Agreement to but excluding the first Amortization Date and thereafter each period from and including an Amortization Date to but excluding the next succeeding Amortization Date.

     "Consolidated Capital Expenditures" means for any period, the Dollar amount of gross expenditures (including obligations under Capital Leases) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto, (but not repairs thereof) incurred during such period for the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Current Assets" means all assets of the Borrower and its Consolidated Subsidiaries, treated as current assets in accordance with GAAP.

     "Consolidated Current Liabilities" means all liabilities of the Borrower and its Consolidated Subsidiaries, treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one (1) year after the date in which the determination is made, and (b) installment and sinking fund payments required to be made within one (1) year after the date on which determination is made, but excluding any such indebtedness renewable or extendable at the option of the obligor under, or payable from the proceeds of other indebtedness which may be incurred pursuant to the provisions of any revolving credit agreements or other similar agreement.

     "Consolidated Net Income" means for any period the net income of Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis without duplication, in accordance with GAAP.

     "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Borrower in accordance with GAAP.

     "Consolidated Tangible Net Worth" means Tangible Net Worth of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.


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                                       -4-

     "Consolidated Total Unsubordinated Liabilities" means all items on a consolidated basis, in accordance with GAAP consistently applied, which would properly be included (a) on the liability side of the balance sheet (other than Subordinated Debt, capital stock, capital Surplus and retained earnings), or (b) as obligations under direct or indirect guarantees or obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others; provided, however, excluded therefrom shall be all but 10% of the obligations resulting from the sale, pledge or discount of customer notes by Borrower and its Subsidiaries.

     "Controlled Group" shall have the meaning assigned to such term in Section 6.02(e) hereof.

     "Currency" means Dollars or any Alternative Currency.

     "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person as lessee under Capital Leases, (c) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a) and (b) above, (not otherwise reserved for) and (d) defined benefit pension liabilities in respect of unfunded vested benefits under plans covered by ERISA calculated consistently with GAAP. Excluded from the term Debt shall be an amount equal to 90% of the obligations of the Borrower and its Subsidiaries arising from the sale, pledge, or discounting of customer notes.

     "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

     "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by the Borrower under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to 2% above the Variable Rate as in effect from time to time plus the Margin (if any) (provided that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest period therefor, 2% above the interest rate for such Loan as provided in section 2.10 hereof and, thereafter, the rate provided for above in this definition).

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                                       -5-


     "Deutsche Marks" and the sign "DM" means the lawful currency of the Federal Republic of Germany.

     "Dollar Equivalent" means with respect to any Loan denominated in an Alternative Currency as at any date of determination thereof, the amount of Dollars that would be required to purchase the amount of the Alternative Currency of such Loan on the date two Business Days prior to the date of such Loan, based on the arithmetic mean (rounded upwards, if necessary. to the nearest one-one hundredth of one percent) of the spot selling rate at which the Bank offers to sell such Alternative Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time for delivery on the date of such Loan.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "Domestic Subsidiaries" means any Subsidiary formed and currently existing under the laws of the United States of America or a State thereof.

     "Earnings Before Interest and Taxes" means the net income of the Borrower and its Consolidated Subsidiaries prior to the deduction of interest expense and prior to the deduction for federal, state or foreign corporate income and corporate franchise taxes.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

     "Eurodollar Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the definition "LIBO Base Rate."

     "Eurodollar Note" means the promissory note provided for in Section 2.02(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

     "Event of Default" has the meaning given such term in Section 9.01.

     "Facility Documents" means this Agreement, the Notes, and the Authorization Letter.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

     "Forfeiture Proceeding" means any action, proceeding or investigation affecting the Borrower or any of its Subsidiaries or Affiliates before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their property.

     "French Francs" and the sign "Ffr" means the lawful currency of the Republic of France.

     "Funded Debt" means, with respect to any Person, all Debt of such Person for borrowed money.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section
5.05 (except for changes concurred in by the Borrower's independent public accountants).

     "Hazardous Materials" means any substance regulated under any Environmental Laws.

     "Interest Period" means the period commencing on the date a Loan is made and ending, as the Borrower may select pursuant to Section 2.06: (a) in the case of Variable Rate Loans, the period commencing on the date such Variable Rate Loan is made and ending on the Quarterly Date next succeeding such date; (b) in the case of Eurodollar Loans, on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which


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                                       -7-


there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

     "Lending Office" means for each type of Loan, the lending office of the Bank (or of an affiliate of the Bank) designated as such for such type of Loan on its signature page hereof or such other office of the Bank (or of an affiliate of the Bank) as it may from time to time specify to the Borrower as the office by which its Loans of such type are to be made and maintained.

     "Liens" shall have the meaning assigned to such term in Section 7.01 hereof.

     "LIBO Base Rate" means with respect to any Eurodollar Loan the arithmetic mean of the respective rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted at approximately 11:00 a.m. London time by the principal branch of the Bank two Banking Days prior to the first day of the Interest Period for such Loan for the offering to leading banks in the London interbank market of deposits in the Currency of the Eurodollar Loan in immediately available funds, for a period, and in an amount, comparable to such Interest Period and principal amount of the Eurodollar Loan. If the Bank is no longer quoting on the London interbank market, the LIBO Base Rate shall be determined by the Bank on the basis of quotes from a bank selected by the Bank and approved by Borrower.

     "LIBO Rate" means, for any Eurodollar Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the sum of the quotient of (a) the LIBO Base Rate for such Loan for the Interest Period therefor, divided by (b) one minus the Reserve Requirement for such Loan for such Interest Period.

     "Loan" means a Revolving Credit Loan or a Term Loan or both, as the context requires.

     "Margin" means for each Variable Rate Loan and Eurodollar Loan the lowest applicable margin on the table next following, computed as of each Quarterly Date based upon Borrower's financial statements for the immediately preceding four Quarterly Dates for income statement items and the most recent Quarterly Date for balance sheet items.


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                                       -8-


================================================================================
 (a) Ratio of Funded Debt to          Variable Rate Loans     Eurodollar Loans
Earnings Before Interest & Taxes
--------------------------------------------------------------------------------
Equal to or less than 1.0             0 Basis Points          45 Basis Points
--------------------------------------------------------------------------------
Greater than 1.0 and less than or     0 Basis Points          55 Basis Points
equal to 2.0
--------------------------------------------------------------------------------
Greater than 2.0 and less than or     0 Basis Points          65 Basis Points
equal to 3.0
--------------------------------------------------------------------------------
Greater than 3.0                      0 Basis Points          75 Basis Points
================================================================================


     "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Net Worth" means, at any date of determination thereof, the sum for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of (a) the amount of common stock; plus (b) the amount of any preferred stock that does not have any requirement for the Borrower to purchase, redeem, retire or otherwise acquire the same; plus (c) the amount of additional paid-in-capital and retained earnings (or, in the case of an additional paid-in-capital or retained earnings deficit, minus the amount of such deficit); plus (d) cumulative pension liability adjustments (or, in the case of negative adjustments, minus the amount of such adjustments); plus (e) cumulative foreign currency translation adjustments (or, in the case of negative adjustments, minus the amount of such adjustments); plus (f) any other items which under GAAP are included in shareholders equity (or, in the case of items excluded from shareholders equity, minus such items); and minus (g) the cost of treasury stock.

     "Note" means collectively the Eurodollar Note and Variable Rate Note of the Borrower in the form of Exhibit A-1 and A-2 hereto evidencing the Loans made by the Bank hereunder.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.


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                                       -9-


     "Plan" shall have the meaning assigned to such term in Section 6.02 (e) hereof.

     "Pounds Sterling" and the sign "(pound)" means the lawful currency of the United Kingdom.

     "Prime Rate" means that rate of interest from time to time announced by the Bank at its principal office as its prime commercial lending rate.

     "Principal Office" means the principal office of the Bank, located at One Marine Midland Plaza, Binghamton, New York 13902.

     "Quarterly Dates" shall mean the last day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulatory Change" means, with respect to the Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reserve Requirement" means, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period for such Loan under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000.00 against in the case of Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall also reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Base Rate for Eurodollar Loans is to be determined as provided in the definition of "LIBO Base Rate" in this Section


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                                      -10-


1.01 or (ii) any category of extensions of credit or other assets which include Eurodollar Loans.

     "Revolving Credit Loan" means any loan made pursuant to Section 2.01(a).

     "Revolving Credit Termination Date" means November 1, 1999; provided that if such date is not a Banking Day, such date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day).

     "Subordinated Debt" means Debt subordinated to the Bank on terms and conditions satisfactory to the Bank.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

     "Swiss Francs" and the sign "Sfr" means the lawful currency of Switzerland.

     "Tangible Net Worth" shall have the meaning assigned to such term in
Section 8.02 hereof.

     "Term Loan" means the loan made by the Bank pursuant to Section 2.01(d).

     "Term Note" means the promissory note provided for in Section 2.02(c) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

     "Termination Date" means October 1, 2003; provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next calendar month, the next preceding Banking Day).

     "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate under Title IV of ERISA.

     "Variable Rate" means, for any day, the higher of (a) the Federal Funds Rate for such day plus fifty (50) Basis Points, and (b) the Prime Rate for such day.

     "Variable Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Variable Rate.

     "Variable Rate Note" means the promissory note provided for in Section 2.02(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

     "Yen" and the sign "(Y)" means the lawful currency of Japan.

     Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.


                             ARTICLE 2. THE CREDIT.

     Section 2.01. The Loans. (a) Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the aggregate amount of the Bank's Commitment by means of Variable Rate Loans in Dollars and Eurodollar Loans in any Currency and, the Bank agrees to make loans (the "Revolving Credit Loans") to the Borrower from time to time from and including the date hereof to but excluding the Revolving Credit Termination Date up to but not exceeding the amount of its Commitment. The Revolving Credit Loans may be outstanding as Variable Rate Loans or Eurodollar Loans (each a "type" of Loan). The Revolving Credit Loans of each type, shall be made and maintained at the Bank's Lending Office.

     (b) Each Revolving Credit Loan shall be due and payable on the last day of the Interest Period thereof and on the Revolving Credit Termination Date.

     (c) For purposes of determining at the time of any borrowing whether the amount of the borrowing would, together with all other outstanding Loans, exceed the aggregate amount of the Bank's Commitment, and for purposes of determining the unused portion of the Commitment, the amount of each Eurodollar Loan in an Alternative Currency shall be deemed to be the Dollar Equivalent of the amount of the Alternative Currency of such Eurodollar Loan on the date such determination is made.

     (d) The Bank agrees on the terms and conditions set forth in this Agreement to make a loan (the "Term Loan") to the

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                                      -12-

Borrower on the Revolving Credit Termination Date in a principal amount up to but not exceeding the amount of the Commitment, as such amount may be reduced pursuant to Section 2.07. The Term Loan may be outstanding as a Variable Rate Loan, a Eurodollar Loan or a Fixed Rate Loan as provided in Section 2.10(c). The Term Loan shall be repaid in 16 consecutive quarterly installments, each in an amount equal to 1/16 of the original principal amount of the Term Loan. The first such installment shall be due on the first Amortization Date.

     Section 2.02. The Notes. (a) The Variable Rate Loans of the Bank shall be evidenced by a single promissory note in favor of the Bank substantially in the form of Exhibit A-1 hereto, dated the date of this Agreement, payable to the order of the Bank and otherwise duly completed and executed by the Borrower.

     (b) The Eurodollar Loans of the Bank shall be evidenced by a single promissory note in favor of the Bank, substantially in the form of Exhibit A-2 hereto, dated the date of this Agreement, payable to the order of the Bank and otherwise duly completed and executed by the Borrower.

     (c) The Term Loan of the Bank shall be evidenced by a single promissory note in favor of the Bank in the form of Exhibit A-3 hereto, dated the Revolving Credit Termination Date, payable to the order of the Bank and otherwise duly completed and executed by the Borrower.

     (d) The date, amount, Currency (in the case of Eurodollar Loans), interest rate and duration of Interest Period for each Loan made by the Bank to the Borrower and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, on the schedule attached to each Note or any continuation thereof; provided, however, that the failure of the Bank to make, or any error in making, any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans evidenced by such Note.

     Section 2.03. Purpose. The Borrower shall use the proceeds of the Loans for general corporate purposes and import/export letters of credit and foreign exchange transactions. Subject to the limitations contained in Section 7.05, proceeds of Loans to a maximum aggregate principal of $15,000,000.00 may be used by the Borrower as Aggregate Consideration for acquisitions. Proceeds of Loans to a maximum aggregate principal of $15,000,000.00 may be used by the Borrower to repurchase shares of its common stock. Provided, however, and notwithstanding any provision herein to the contrary, such proceeds shall not be used


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                                      -13-

for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

     Section 2.04. Borrowing Procedures. The Borrower shall give the Bank notice of each borrowing to be made hereunder as provided in Section 2.08. Not later than 2:00 p.m. New York time on the date of such borrowing, the Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Loan to be made by it on such day available to the Bank at the Principal Office and in immediately available funds for the account of the Borrower. The amount so received by the Bank shall, subject to the conditions of this Agreement, be made available to the Borrower, in immediately available funds, by the Bank crediting an account of the Borrower designated by the Borrower and maintained with the Bank at the Principal Office.

     Section 2.05. Prepayments. The Borrower shall have the right to prepay Loans at any time or from time to time in multiples of $150,000.00 to be applied to principal in inverse order of maturity; provided that: (a) the Borrower shall give the Bank notice of each such prepayment as provided in Section 2.08; (b) Eurodollar Loans may not be prepaid, except that, if after the giving effect to any reduction or termination of the Commitments pursuant to Section 2.07, the outstanding aggregate principal amount of the Loans exceeds the aggregate amount of the Commitments, the Borrower shall pay or repay the Loans on the date of such reduction or termination in an aggregate principal amount equal to the excess, together with interest thereon accrued to the date of such payment or repayment and any amounts payable pursuant to Section 3.05 in connection therewith; and (c) in the event the outstanding aggregate principal balance of the Loans payable in Dollars and the Dollar Equivalent of all Loans payable in Alternative Currency exceeds the aggregate amount of the Commitment, Borrower shall pay the Loans in an aggregate principal amount equal to the excess, together with interest thereon accrued to the date of payment.

     Section 2.06. Interest Periods. In the case of each Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (a) no Interest Period may extend beyond an Amortization Date unless, after giving effect thereto, the aggregate principal amount of Eurodollar Loans having Interest Periods which end after such Amortization Date shall be equal to or less than the principal amount to be outstanding hereunder after such Amortization Date: (b) notwithstanding clause (a) above, no Interest Period for a Eurodollar Loan shall have a duration less than one month and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available;
(c) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless, in the case of a Eurodollar Loan, such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day; and (d) up to the Revolving Credit Termination Date, no more than ten Eurodollar Loans of the Bank may be outstanding at any one time.


     Section 2.07. Changes of Commitment. (a) Unless theretofore reduced to such amount pursuant to subsections (b) or (c) or (d) below, the amount of the Commitments shall automatically reduce on each Amortization Date by an amount equal to one-sixteenth (1/16th) of the outstanding principal balance of the Loans on the Revolving Credit Termination Date. The amount of the Commitment shall be reduced to zero on the Termination Date.

     (b) The Borrower shall have the right to reduce or terminate the amount of the Commitment at any time or from time to time, provided that: (i) the Borrower shall give notice of each such reduction or termination to the Bank as provided in Section 2.08, and (ii) each partial reduction shall be in an aggregate amount at least equal to $1,000,000.00.

     (c) On any day on or after the Revolving Credit Termination Date on which the amount of the Commitment is greater than the principal amount of the Loan outstanding on such day, the amount of the Commitment shall automatically reduce to an amount equal to such outstanding principal amount.

     (d) Each reduction of the amount of the Commitment pursuant to subsection
(b) or (c) above during any Commitment Period shall result in an automatic and simultaneous reduction of the amount of the Commitment in an equal amount for each subsequent Commitment Period.

     (e) The Commitment once reduced or terminated may not be reinstated.


     Section 2.08. Certain Notices. Notices by the Borrower to the Bank of each borrowing pursuant to Section 2.04, each prepayment pursuant to Section 2.05 and each reduction or termination of the Commitments pursuant to Section 2.07(b) shall be irrevocable and shall be effective only if received by the Bank (a) in the case of borrowings and (in the case of Variable Rate Loans) prepayments of,
(i) Variable Rate Loans, given before 10:00 a.m. New York time on the day of borrowing; (ii) Eurodollar Loans in Dollars, given before 12:00 noon New York time three Banking Days prior thereto; (iii) Eurodollar Loans in an Alternative Currency, given before 12:00 noon New York time four banking days prior thereto, and (b) in the case of reductions or termination of the Commitment, given before 12:00 noon New York time three Banking Days prior thereto. Each such notice shall specify the Loans to be borrowed or prepaid, (subject to Section 2.09) the amount in Dollars (or, in the case of Loans in Alternative Currencies, the Dollar Equivalent) and type of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Banking Day), and, in the case of Eurodollar Loans, the Currency or Currencies in which such Loans are to be made and, if required by the Bank, the account of the Borrower maintained with a commercial bank in the country in whose Currency such Eurodollar Loans are denominated. Each notice of reduction or termination shall specify the amount of the Commitment to be reduced or terminated.


     Section 2.09. Minimum Amounts. Except for borrowings which exhaust the full remaining amount of the Commitments, and prepayments (in the case of Variable Rate Loans) which result in the prepayment of all Loans, each borrowing and prepayment of principal shall be in an amount at least equal to $1,000,000.00 and shall be in incremental multiples of $500,000.00.


     Section 2.10. Interest. (a) During each Interest Period, interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the Revolving Credit Termination Date at the following rates per annum: (i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate plus any Margin, and (ii) for a Eurodollar Loan, at a fixed rate equal to the LIBO Rate plus the Margin. If the principal amount of any Loan and any other amount payable by the Borrower hereunder or under a Note shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue at the Default Rate on such amount to the full extent permitted by law from and including such due date to but excluding the date such amount is paid in full.

     (b) The interest rate on each Variable Rate Loan shall change when the Variable Rate changes and interest on each such Loan shall be calculated on the basis of a year of 365 days for the actual number of days elapsed. Interest on each Eurodollar Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Bank shall notify the Borrower.

     (c) On and after the Revolving Credit Termination Date to and including the Termination Date, interest shall accrue on the outstanding and unpaid principal amount of the Term Loan at one of the following rates as selected by the Borrower from time to time: (i) the variable rate described in Section 2.10(a)(i); or (ii) the fixed rate described in Section 2.10(a)(ii); or (iii) a fixed rate equal to one percent (1.0%) above the yield on United States Treasury Obligations for the interest period selected (in such case, a "Fixed Rate Loan"); or (iv) such other rate as the Bank may offer from time to time.

     (d) Accrued interest shall be due and payable in arrears upon any payment of principal and on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months or 90 days, at three-month (in the case of a Eurodollar Loan) intervals after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Bank.


     Section 2.11. Fees. The Borrower shall pay to the Bank a commitment fee on the daily average unused Commitment of the Bank for the period from and including the date hereof to the earlier of the date the Commitment is terminated or the Revolving Credit Termination Date at a rate per annum equal to three-eighths of one percent (.375%), calculated on the basis of a year of 360 days for the actual number of days elapsed. The accrued commitment fee shall be due and payable in arrears upon any reduction or termination of the Commitments and on each Quarterly Date commencing on the first such date after the Closing Date.

     Section 2.12. Payments Generally. Except to the extent otherwise provided herein, all payments of principal of and interest on Loans made in Dollars, and other amounts (other than the principal of and interest on Eurodollar Loans made in an Alternative Currency) payable by the Borrower under this Agreement and the Notes shall be made in Dollars, and all payments of principal of and interest on Eurodollar Loans made in an Alternative Currency shall be made in such Alternative Currency, in immediately available funds not later than 1:00 p.m. New York time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have made on the next succeeding Banking Day; provided that, when a new Loan is to be made by the Bank on a date the Borrower is to repay any principal of an outstanding Loan in the same Currency, the Bank shall apply the proceeds thereof to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by the Bank to the Borrower as provided in Section 2.04 or paid by the Borrower to the Bank pursuant to this Section 2.12, as the case may be. The Bank may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Bank. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Bank the principal or other amount payable by the Borrower under this Agreement or the Notes to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Bank may apply such payment as it may elect in its sole discretion (subject to Section 10. 16)). If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Bank hereunder or under any Note for the account of the Bank shall be paid promptly to the Bank, in immediately available funds, for the account of the Bank's Lending Office.


                  ARTICLE 3. YIELD PROTECTION; ILLEGALITY; ETC.

     Section 3.01. Additional Costs. (a) The Borrower shall pay directly to the Bank from time to time on demand such amounts as the Bank may reasonably determine to be necessary to compensate it for any costs which the Bank determines are attributable to its making or maintaining any Eurodollar Loans under this Agreement or its Note or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by the Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change, or any Reserve Requirement for any such Loans attributable to the Bank not maintaining a Lending Office in the country of an Alternative Currency, which: (i) changes the basis of taxation of any amounts payable to the Bank under this Agreement or its Note(s) in respect of any of such Loans (other than taxes imposed on the overall net income of the Bank or of its Lending Office for any of such Loans by the jurisdiction in which the Bank has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank (including any of such Loans or any deposits referred to in the definition of "LIBO Base Rate" in Section 1.01); or (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities). The Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section 3.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. The amount payable to the Bank shall be computed from the date of the occurrence giving rise to Additional Cost, or the date that is 120 days prior to the date of demand by the Bank, whichever is later. If the Bank requests compensation from the Borrower under this section 3.01(a), or under section 3.01(c), the Borrower may, by notice to the Bank, suspend the obligation of the Bank to make Loans of the type with respect to which such compensation is requested (in which case the provisions of section 3.04 shall be applicable). As of the date hereof there are no Additional Costs due to the Bank attributable to the Bank's not maintaining a Lending Office in the country of an Alternative Currency.

     (b) Without limiting the effect of the foregoing provisions of this Section 3.01, in the event that, by reason of any Regulatory Change, the Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Bank so elects by notice to the Borrower, the obligation of the Bank to make Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 3.04 shall be applicable).

     (c) Without limiting the effect of the foregoing provisions of this Section
3.01 (but without duplication), the Borrower shall pay directly to the Bank from time to time on request such amounts as the Bank may reasonably determine to be necessary to compensate the Bank for any costs which it determines are attributable to the maintenance of capital by it or any of its Affiliates pursuant to any future law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of the Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). The Bank will notify the Borrower if it is entitled to compensation pursuant to this Section 3.01(c) as promptly as practicable after it determines to request such compensation. The amount payable to the Bank shall be computed from the date of the occurrence entitling the Bank to compensation, or the date that is one hundred twenty (120) days prior to the date of demand by the Bank, whichever is later.

     (d) Determinations and allocations by the Bank for purposes of this Section
3.01 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate the Bank under this Section 3.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.


     Section 3.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if:

     (a) the Bank determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of Eurodollar Loans as provided in this Agreement; or

     (b) the Bank determines (which determination shall be conclusive) and notifies the Borrower (which notice shall include the Bank's calculation of cost) that the relevant rates of interest referred to in the definition of "LIBO Base Rate" in Section 1.01 upon the basis of which the rate of interest for any type of Eurodollar Loans is to be determined do not adequately cover the cost to the Bank of making or maintaining such Loans;

     then the Bank shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Bank shall be under no obligation to make Loans of such type.


     Section 3.03. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for the Bank or its Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then the Bank shall promptly notify the Borrower thereof and the Bank's obligation to make or maintain Eurodollar Loans hereunder shall be suspended until such time as the Bank may again make and maintain such affected Loans (in which case the provisions of Section 3.04 shall be applicable).

     Section 3.04. Certain Variable Rate Loans pursuant to Sections 3.01 and
3.03. If the obligations of the Bank to make Loans of a particular type (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type") shall be suspended pursuant to Section 3.01 or 3.03, all Loans which would otherwise be made by the Bank as Loans of the Affected Type shall be made instead as Variable Rate Loans and, if an event referred to in Section 3.01(b) or 3.03 has occurred and the Bank so requests by notice to the Borrower , all Affected Loans of the Bank then outstanding shall be automatically converted into Variable Rate Loans on the date specified by the Bank in such notice, and, to the extent that Affected Loans are so made as (or converted into) Variable Rate Loans, all payments of principal which would otherwise be applied to the Bank's Affected Loans shall be applied instead to its Variable Rate Loans.


     Section 3.05. Certain Compensation. The Borrower shall pay to the Bank, upon the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost or expense which the Bank reasonably determines is attributable to:

     (a) any payment to the Bank of a Eurodollar Loan made by the Bank on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

     (b) any failure by the Borrower to borrow a Eurodollar Loan to be made by the Bank on the date specified therefor in the relevant notice under Section 2.04.

     Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid or not borrowed for the period from and including the date of such payment or failure to borrow to but excluding the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest (as reasonably determined by the Bank) the Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan) for deposits in the applicable Currency for amounts comparable to such principal amount and maturities comparable to such period.

     In addition, the Borrower shall pay to the Bank such amount as shall be sufficient (in the reasonable opinion of the

Bank) to compensate it for any loss, cost or expense arising as a result of any prepayment of the fixed rate portion of a Term Loan.


                        ARTICLE 4. CONDITIONS PRECEDENT.

     Section 4.01. Documentary Conditions Precedent. The obligations of the Bank to make the Loans constituting the initial borrowing are subject to the condition precedent that the Bank shall have received on or before the date of such Loans each of the following, in form and substance satisfactory to the Bank and its counsel:

     (a) the Notes duly executed by the Borrower;

     (b) the Authorization Letter duly executed by the Borrower;

     (c) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the closing Date, attesting to all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

     (d) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, certifying the names and true signatures of the officers of the Borrower authorized to sign the Facility Documents and the other documents to be delivered by the Borrower under this Agreement;

     (e) a certificate of a duly authorized officer of the Borrower, dated the Closing Date, stating that the representations and warranties in Article 5 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

     (f) a favorable opinion of counsel for the Borrower, dated the Closing Date, in substantially the form of Exhibit C and as to such other matters as the Bank may reasonably request; (g) a recently dated certificate of the Secretary of State of the State of Borrower's formation as to its good standing.

     Section 4.02. Additional Conditions Precedent. The obligations of the Bank to make any Loan (including the initial Loan) shall be subject to the further conditions precedent that on the date of such Loan:

     (a) the following statements shall be true: (i) the representations and warranties contained in Article 5 are true and correct on and as of the date of such Loan as though made on and as of such date; and (ii) no Default or Event of Default has occurred and is continuing, or would result from such Loan; and

     (b) the Bank shall have received such approvals, opinions or documents as the Bank may reasonably request.

     Section 4.03. Deemed Representations. Each notice of a Loan and acceptance by the Borrower of the proceeds thereof shall constitute a representation and warranty that the statements contained in Section 4.02(a) are true and correct both on the date of such notice and, unless the Borrower otherwise notifies the Bank prior to such borrowing, as of the date of such Loan.


                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES.

                The Borrower hereby represents and warrants that:

     Section 5.01. Incorporation, Good Standing and Due Qualification. The Borrower and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, has all power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing or a foreign corporation in each other jurisdiction in which its properties are located or in which failure to qualify would materially and adversely affect the conduct of its business or the enforceability of contractual rights of the Borrower.

     Section 5.02. Corporate Power and Authority: No Conflicts. The execution, delivery and performance by the Borrower of the Facility Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (a) the Borrower's charter or by-laws,or
(b) any law or any contractual restriction or provision binding on or affecting the Borrower.

     Section 5.03. Governmental Approval. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Facility Documents to which the Borrower is a party.

     Section 5.04. Legally Enforceable Agreements. Each Facility Document to which Borrower is a party is, or when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

      Section 5.05. Financial Statements. The balance sheets of the Borrower and its Subsidiaries as at December 31, 1995, and the related statements of income and retained earnings of the Borrower and its Subsidiaries for the fiscal year then ended, and the unaudited balance sheets of the Borrower and its Subsidiaries as at September 30, 1996 and the related statements of income and retained earnings, copies of which have been furnished to the Bank, fairly present the financial condition of the Borrower and its Subsidiaries at such date and the results of the operations of the Borrower and its subsidiaries for the period ended on such date, all in accordance with GAAP, and since September 30, 1996, there has been no material adverse change in such condition or operations.

     Section 5.06. Litigation. There is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower or any Subsidiary.

     Section 5.07. Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

     Section 5.08. Use of Loan Proceeds. No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purpose, or (b) for any purpose which violates or is inconsistent with the provisions of the Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     Section 5.09. Tax Returns. Each of the Borrower and its Subsidiaries has filed (or has obtained extensions of the time by which it is required to file) all United States federal income tax returns and all other material tax returns required to be filed by it and has paid all taxes shown due on the returns so filed as well as all other taxes, assessments and governmental charges which have become due, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

     Section 5.10. ERISA. Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan subject to the provisions thereof and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

     Section 5.11. Subsidiaries. The Borrower has no Subsidiaries other than those set forth on Schedule I attached hereto as amended from time to time.

     Section 5.12. Ownership and Liens. Each of the Borrower and its Subsidiaries has good and marketable title to its material properties and assets reflected on the balance sheet referred to in Section 5.05 hereof, except for such properties and assets as have been disposed of since the date of such balance sheet as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and all such properties and facets are free and clear of mortgages, pledges, liens, charges and other encumbrances, except for mortgages on real estate located in Switzerland in the approximate amount of 7,000,000 Swiss Francs and liens incurred in the ordinary course of business, any encumbrances that do not materially interfere with the use or operation of such property or assets and except as required or permitted by the provisions hereof or as disclosed in the balance sheet referred to in Section 5.05 hereof or otherwise disclosed to the Bank.

     Section 5.13. Hazardous Materials. Except as set forth in Schedule II hereof, and qualified in each instance whereby a breach of this representation set forth in this Section 5.13 would materially and adversely affect the business, operations, assets or financial condition of the Borrower: the Borrower is in compliance in all material respects with all Environmental Laws governing Hazardous Materials and the Borrower has not used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Borrower in any manner which violates Federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and that, to the best of the Borrower's knowledge, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates Federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, without limiting the foregoing, the Borrower shall not cause or permit any property owned or occupied by it to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Federal, state and local laws or regulations, nor shall the Borrower cause or permit, as a result of any intentional or unintentional act or omission on its part or any tenant or subtenant, a release of Hazardous Materials onto any property owned or occupied by the Borrower or onto any other property, the Borrower shall comply with and ensure compliance by all tenants and subtenants with all applicable Environmental Laws, whenever and by whomever triggered, and shall obtain and comply with any and all approvals, registrations or permits required thereunder.

     Section 5.14. No Default on Other Agreements. Neither the Borrower or any of its Subsidiaries is in default in any manner which would materially and adversely affect the business, properties or assets, operations or condition (financial or otherwise) of the Borrower in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

     Section 5.15. Partnerships. Except as set forth on Schedule III, neither the Borrower nor any of its Subsidiaries is a partner in any partnership.

     Section 5.16. No Forfeiture. Neither the Borrower nor any of its Subsidiaries or Affiliates is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or threatened, which would individually or in the aggregate materially and adversely affect the business, operations, assets or financial condition of the Borrower or any of its Subsidiaries.

     Section 5.17. Solvency. (a) The present fair saleable value of the assets of the Borrower after giving effect to all the transactions contemplated by the Facility Documents and the funding of all Commitments hereunder exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower and its Subsidiaries as they mature.

     (b) The property of the Borrower does not constitute unreasonably small capital for the Borrower to carry out its business as now conducted and as proposed to be conducted including the capital needs of the Borrower.

     (c) The Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower, and of amounts to be payable on or in respect of debt of the Borrower). The cash available to the Borrower after taking into account all other anticipated uses of the cash of the Borrower, is anticipated to be sufficient to pay all such amounts on or in respect of debt of the Borrower when such amounts are required to be paid.

     (d) The Borrower does not believe that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, the Borrower will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to the Borrower after taking into account all other anticipated uses of the cash of the Borrower (including the payments on or in respect of debt referred to in paragraph (c) of this Section 5.17), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.

                        ARTICLE 6. AFFIRMATIVE COVENANTS.

     So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Borrower shall, unless the Bank shall otherwise consent in writing:

     Section 6.01. Compliance with Laws, Corporate Existence. (a) Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, the breach of which would materially and adversely affect the business, operations, prospects or assets or the financial condition or otherwise of the Borrower. Such compliance shall include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or on its income or profits or upon its property except to the extent (i) such payment is being contested in good faith and by proper proceedings, and (ii) adequate reserves are being maintained with respect thereto; and (b) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights, franchises, trade names and preserve all of its property used or useful in the conduct of its business and keep same in good repair and working condition except for property it deems no longer useful.


     Section 6.02. Reporting Requirements. Furnish directly to the Bank:

     (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and statements of income and retained earnings and changes in financial position of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, with a certification by the chief financial officer of the Borrower that such financial statements fairly present the financial condition and results Of operations of the Borrower in accordance with GAAP, at the dates and for the periods set forth therein;

     (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Subsidiaries, containing consolidated and consolidating financial statements for such year certified in a manner acceptable to the Bank by Ernst & Young or other independent public accountants acceptable to the Bank;

     (c) with the statements submitted under subsections (c) and (b) above, a certificate signed by the chief financial officer of the Borrower or the certified public accountants, as the case may be, stating (i) the requirements of Section 4.02 hereof and (ii) the calculation of all financial covenants and ratios required under Article 8 hereof;

     (d) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and copies of all reports and registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

     (e) promptly after the filing or receiving thereof, if and when the Borrower or any member of the Controlled Group (as defined below) (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan (as defined below) under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, promptly followed by a copy of such notice to the Bank; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, promptly followed by a copy of such notice to the Bank.

     As used in this Subsection 6.02(e), "Controlled Group" means all members of a control group of corporations and all trades or businesses (whether or not incorporated) under common control, which together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code of 1954, and "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or is subject to the minimum funding standards under
Section 412 of the Code and is either (x) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, or (xx) maintained pursuant to a collective bargaining agreement or similar arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions,

     (f) prior to the end of each fiscal year of the Borrower, a budget (in format satisfactory to the Bank) for the succeeding fiscal year of the Borrower, plus from time to time any revisions or modifications to such budget within 15 days of the adoption of such revision or modification; and

     (g) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its subsidiaries as the Bank may from time to time reasonably request.

     Section 6.03. Notice of Proceedings. Promptly give notice in writing to the Bank of all litigation, arbitral proceedings, regulatory proceedings and Forfeiture Proceedings affecting the Borrower or any Subsidiary, except litigation or proceedings which, if adversely determined, could not materially and adversely affect the consolidated financial condition or the business taken as a whole of the Borrower and its Subsidiaries.

     Section 6.04. Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with insurance companies or associations rated "A-" or better by A.M. Best &

Company or a comparable rating agency in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its subsidiaries operate.


     Section 6.05. Environmental Laws. Comply in all material respects with all Environmental Laws and provide to the Bank all documentation in connection with such compliance that the Bank may reasonably request.

     Section 6.06. Access to Premises and Records. At any reasonable time and from time to time, but only to the extent relevant to the loan transaction hereunder and the Borrower's ability to perform under the Credit Agreement, upon reasonable notice and during normal business hours, the Borrower shall permit the Bank or any agent or representative thereof to examine the records and books of account and visit the properties of the Borrower or its subsidiaries and to discuss the affairs, finances and accounts of the Borrower and any Consolidated Subsidiary with any of the Borrower's officers and directors.

     Section 6.07. Notice of Default. In the event any financial officer of the Borrower knows of any default or event of default under any agreement to which the Borrower is a party or any Event of Default which shall have occurred or knows of the occurrence of any event which, upon notice or lapse of time or both, would constitute an Event of Default, promptly furnish to the Bank a written statement as to such occurrence specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

     Section 6.08. Subsidiaries. Give the Bank prompt written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary not existing on the date hereof and will cause each newly formed or acquired Domestic Subsidiary whose assets equal or exceed by amount 10% of the assets of the Borrower, to jointly, severally and unconditionally guaranty payment of the Loans and performance of all of the obligations of the Borrower created by this Agreement.

     Section 6.09. Material Adverse Changes. The Borrower shall promptly notify the Bank of any litigation matter, investigation, audit, business development or change in financial condition, which has resulted in, or which the Borrower or its Subsidiaries reasonably believes will result in an Event of Default.

                         ARTICLE 7. NEGATIVE COVENANTS.

     So long as any of the Notes shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower shall not without the written consent of the Bank:

     Section 7.01. Liens, Etc. Create or suffer to exist, or permit any of its subsidiaries to create or suffer to exist, any Lien, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its subsidiaries to assign, any right to receive income, in each case to secure any Debt of any person or entity, other than:

     (a) Liens securing the payment of taxes, assessments or governmental charges or levies or the demands of suppliers, mechanics, carriers, warehousers, landlords and other like Persons, provided that (i) they do not in the aggregate materially reduce the value of any properties subject to the Liens or materially interfere with their use in the ordinary conduct of the owning business, and
(ii) all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings;

     (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws, or (ii) to secure the performance of letters of credit, bids, tenders, sales contract, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

     (c) attachment, judgment and other similar Liens arising in connection with court proceedings provided that (i) execution and other enforcement are effectively stayed, and (ii) all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings;

     (d) Liens on property of a Subsidiary provided that they secure only obligations owing to the Borrower or another Subsidiary;

     (e) Liens related to lease obligations, and within the limitations, described in Section 7.02;

     (f) Liens against customer notes, which are created in connection with the sale, pledge or discounting of such customer notes, provided that immediately after giving effect thereto, the

Borrower's aggregate liabilities on account of such Debt secured by such Liens does not exceed $11,000,000.00; and

     (g) Liens against property leased pursuant to Capital Leases, provided that the aggregate amount of Debt secured by such Liens does not exceed $3,000,000.00.

     For the purposes of this Agreement, the term "Lien" shall mean any interest in property securing any Debt or obligation owed to, or a claim by, a Person other than the owner of the property, whether the interest is based on common law, statute or contract (including the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes). The term "Lien" shall not include minor reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other minor title exceptions affecting property, provided that they do not constitute security for a monetary obligation. For the purposes of this Agreement, the Borrower or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall be deemed to be a Lien. In connection with any sale, pledge or discounting of Borrower's or its subsidiaries' customer notes, a "Lien" or "Liens" shall be deemed to exist to the extent of (i) the amount of any sums withheld from the Borrower or any Subsidiary in any such transaction, plus (ii) the amount of any obligation of the Borrower or any Subsidiary resulting from the non-payment of any customer notes involved in any such transaction.

    Section 7.02. Lease Obligations. Create or suffer to exist, or permit any of its subsidiaries to create or suffer to exist, any obligations for the payment of rental for any property under leases or agreements to lease other than Capital Leases which would cause the liabilities of the Borrower and its subsidiaries, on a consolidated basis, in respect of all such obligations to exceed Five Million and 00/100ths Dollars ($5,000,000.00) payable in any period of twelve (12) months.

     Section 7.03. Prohibited Transactions. Use the proceeds of any Loan to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934 or use the proceeds of any Loan to otherwise acquire any public company other than on a friendly basis.

     Section 7.04. Margin Stock. Use the proceeds of any Loan to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     Section 7.05. Consolidations, Mergers, Acquisitions and Sales of Assets. Consolidate or merge with or into, or sell, lease or otherwise dispose of any of its assets to, any Person, or acquire all or any substantial portion of the properties, assets or shares of stock of any other organization or permit any Subsidiary to do any of the above (any of the above being an "Acquisition"), unless the Borrower is the surviving entity, the transaction is on a friendly basis and immediately thereafter the Borrower is in compliance with all terms and provisions of this Agreement and except that:

     (a) any Subsidiary may consolidate or merge with the Borrower or any wholly-owned subsidiary of the Borrower;

     (b) the Borrower or any Subsidiary may sell, lease or otherwise dispose of any of its inventory in the ordinary course of business and any of its assets which are obsolete, excess or unserviceable;

     (c) the Borrower or any Subsidiary may sell, pledge or discount customer notes,

     (d) the Borrower or any Subsidiary may sell, lease or otherwise dispose of any of its assets (other than as permitted by clauses (a) to (c) inclusive), provided that the aggregate net book value of all assets of the Borrower and its Subsidiaries sold, leased or otherwise disposed of during any fiscal year of the Borrower pursuant to this clause (d) shall not exceed 5% of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries at the end of the preceding fiscal year.

     All sales, leases or dispositions of assets pursuant to clause (b), (c) or
(d) shall be at fair market value.

     Notwithstanding the foregoing, the total amount of Aggregate Consideration paid by the Borrower for Acquisitions (net of amounts paid for with the Borrower's stock) permitted under this section from and after February 29, 1996 shall not be greater than $10,000,000.00 in any consecutive twenty-four (24) month period without the prior written consent of the Bank.


     Section 7.06. Affiliate Transactions. Enter into or permit any Subsidiary to enter into any transaction (including the purchase, sale or exchange of Property or the rendering of any service) with any Affiliate except upon fair and reasonable terms which are at least as favorable to the Borrower or the Subsidiary as would be obtained in a comparable arms-length transaction with a non-Affiliate.

     Section 7.07. Loans and Advances. Make or permit to exist any loans or advances to any Person, except that loans or advances incurred in the normal course of business, including employee advances and customer notes, are permitted.

     Section 7.08. Guaranties. Become or permit any Subsidiary to become liable for or permit any of its Property to become subject to any guaranty except guaranties under which the maximum aggregate amount of indebtedness, dividend or other obligation being guarantied can be mathematically determined at the time of issuance. Each guaranty permitted by this Section 7.08 must comply with the requirements of Section 8.01 (if it is included among Consolidated Current Liabilities) and with the requirement of Sections 8.03 and 8.05.

     Section 7.09. No Activities Leading to Forfeiture. Neither the Borrower nor any of its Subsidiaries or Affiliates shall engage in or propose to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding, which would, individually or in the aggregate, materially and adversely affect the business, operations, assets or financial condition of the Borrower or any of its Subsidiaries.

                         ARTICLE 8. FINANCIAL COVENANTS.

     So long as any of the Notes shall remain unpaid or the Bank shall have any Commitment under this Agreement:

     Section 8.01. Working Capital. The Borrower shall maintain at all times an excess of Consolidated Current Assets over Consolidated Current Liabilities of not less than $50,000,000.00. Consolidated Current Liabilities shall not include the current portion of the indebtedness evidenced by the Notes or of any other indebtedness maturing more than one year after the date of its creation.

     Section 8.02. Net Worth. The Borrower shall maintain a Consolidated Tangible Net Worth, at all times during each fiscal year of not less than the amount set forth below opposite such fiscal year:

                  Fiscal Year Ending
                     December 31                       Amount
                     -----------                       ------

                         1996                       $128,000,000
                         1997                       $131,000,000
                         1998                       $134,000,000
                         1999                       $137,000,000
                         2000                       $140,000,000
                         2001                       $143,000,000
                         2002                       $146,000,000

     The term "Consolidated Tangible Net Worth" shall mean the total shareholders' equity prior to any cumulative foreign currency translation adjustments, minus intangible assets.

     Section 8.03. Debt. The Borrower shall not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Debt if, immediately after giving effect to such Debt and the receipt and application of any proceeds thereof, the aggregate amount of Debt of the Borrower and its Subsidiaries, on a consolidated basis, would exceed 60% of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries.

     Section 8.04. Cash Flow. The Borrower shall maintain a Cash Flow Ratio at all times of not less than 2.0 to 1.0.

     "Cash Flow Ratio" means the ratio at each Quarterly Date equal to (a) the sum of Consolidated Net Income plus depreciation, amortization and other noncash expenses for the previous four consecutive fiscal quarters divided by (b) the current portion (i.e., due within one (1) year) of long term Debt.

     Section 8.05. Total Liabilities to Tangible Net Worth. The Borrower shall not permit the ratio of Consolidated Total Unsubordinated Liabilities to Consolidated Tangible Net Worth to be greater than .75 to 1.0 at any time.

                          ARTICLE 9. EVENTS OF DEFAULT.

     Section 9.01. Events of Default. Any of the following events shall be an "Event of Default":

     (a) The Borrower shall fail to pay when due any Commitment fee due under
Section 2.11 or any installment of principal of, or interest on, any Note; or

     (b) Any representation or warranty made by the Borrower herein or in any other Facility Document, or by the Borrower (or any of its officers) in connection with this Agreement, or any other agreement to which the Bank and the Borrower are parties, shall prove to have been incorrect in any material respect when made; or

     (c) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Facility Document on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Bank; or

     (d) The Borrower or any of its Subsidiaries shall fail to pay any Debt (but excluding Debt evidenced by the Notes) of the Borrower or such Subsidiary as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt, or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

     (f) Any judgment or order for the payment of money in excess of Two Million Five Hundred Thousand Dollars ($2,500,000.00) shall be rendered against the Borrower or any of its Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 10 consecutive days during which a state of enforcement of such judgment or order, by reason of the pending appeal or otherwise, shall not be in effect; or

     (g) Any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $250,000.00 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA, or notice of intent to terminate a Plan or Plans having aggregate Unfunded Benefit Liabilities in such amount or amounts which would at such time create a liability in excess of liabilities of such Plan or Plans recognized prior thereto on the Borrower's financial statements and which liability would cause a violation of any of the covenants under Article 7 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the Controlled Group to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

     (h) Any Forfeiture Proceeding shall have been commenced or the Borrower shall have given the Bank written notice of the commencement of any Forfeiture Proceeding, which would individually or in the aggregate, materially and adversely affect the business, operations, assets or financial condition of the Borrower or any of its Subsidiaries, or any Bank has a good faith basis to believe that a Forfeiture Proceeding has been threatened or commenced, which would, individually or in the aggregate, materially and adversely affect the business, operations, assets or financial condition of the Borrower or any of its subsidiaries.

     Section 9.02. Remedies. If any Event of Default shall occur and be continuing, the Bank may, by notice to the Borrower, (a) declare the Commitment to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default referred to in
Section 9.01(e) or Section 9.01(h) above, the Commitment shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.


                           ARTICLE 10. MISCELLANEOUS.

     Section 10.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower and the Bank, and any provision of this Agreement may be waived by the Bank; provided that no amendment, modification or waiver shall, unless by an instrument signed by the
Bank: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitment, (b) extend the date fixed for the payment of principal of or interest on any Loan or any fee payable hereunder, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of this Section 10.01, or (e) waive any of the documentary conditions precedent set forth in Section 4.01 hereof. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 10.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.

     Section 10.03. Expenses and Indemnification. In addition to the fees set forth in Section 2.11 hereof, the Borrower shall reimburse the Bank on demand for all costs, expenses, and charges (including, without limitation, fees and charges of external legal counsel for the Bank and costs allocated by its internal legal departments) incurred by the Bank in connection with the enforcement of this Agreement or the Notes by reason of any Event of Default or any event which, after the giving of notice or passage of time, or both, would constitute an Event of Default. The Borrower agrees to indemnify and hold harmless the Bank from and against any and all claims, damages, liabilities and expenses (including, without limitation, fees and disbursements of counsel) (each an "Indemnified Liability") which may be incurred by or asserted against the Bank in connection with or arising out of any threatened or actual litigation, or proceeding related to any acquisition or proposed acquisition by the Borrower, or by any Subsidiary, of all or any portion of the stock of substantially all the assets of any Person whether or not the Bank is a party thereto. The Borrower agrees that any Indemnified Liability will be promptly paid to the Bank upon the written demand of the Bank.

     Section 10.04. Survival. The obligations of the Borrower under Sections 3.01, 3.05 and 10.03 shall survive the repayment of the Loans and the termination of the Commitments.


     Section 10.05. Assignment, Participations.

     (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder.

     (b) The Bank may, with the consent of the Borrower (which consent will not be unreasonably withheld or delayed) assign all or any part of its Commitments, its Note or Loans to another bank or other Person. Upon execution and delivery by the assignee to the Borrower of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder having the Commitment and Loans specified in such instrument, and upon consent thereto by the Borrower, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Borrower), the obligations, rights and benefits of the Bank and the Bank shall, to the extent of assignment, be released from the Commitment (or portion thereof) so assigned.

                  (c) The Bank may sell or agree to sell to one or more banks or other Persons a participation in all or any part of any Loans held by it, or in its Commitment, in which event each purchaser of a participation (a "Participant") shall not have any rights or benefits under this Agreement or any Note (the participant's rights against the Bank in respect of such participation to be those set forth in the agreements executed by the Bank in favor of the Participant). All amounts payable by the Borrower to the Bank under Section 2 hereof in respect of Loans held by it and its Commitment, shall be determined as if the Bank had not sold or agreed to sell any participations in such Loan and Commitment, and as if the Bank were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold.

The agreement executed by the Bank in favor of the Participant shall not give the Participant the right to require the Bank to take or omit to take any action hereunder except action directly relating to (i) the extension of the Termination Date, (ii) the extension of a payment date with respect to any fees payable hereunder or any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (iii) the reduction of the principal amount outstanding hereunder, or (iv) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the Participant is entitled to receive under its agreement with the Bank.

     (d) In addition to the assignments and participations permitted under paragraphs (b) and (c) above, the Bank may assign and pledge all or any portion of its Loans and Note to (i) any affiliate of such Bank, or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No such assignment shall release the Bank from its obligations hereunder.

     (e) The Bank may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of the Bank from time to time to assignees and participants (including prospective assignees and participants), provided that the Bank shall require any assignee or participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information.

      Section 10.06. Notices. Except as provided in Section 2.08 with respect to the timing of certain notices required hereunder, all notices, requests and other communications provided for herein (including, and not by way of limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including and not by way of limitation by telecopy), or, with respect to notices given pursuant to Section
2.04 hereof, by telephone confirmed in writing by telex, telecopier or other writing by the close of business on the day notice is given, delivered (or telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, notices to the Bank and to the Borrower shall be given by telecopy, commercial overnight courier service, ordinary mail, or telex addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (i) if given by mail, three (3) days after deposit in the mails with first class postage prepaid, addressed as aforesaid; (ii) if given by telex, when the telex is transmitted to the telex number as aforesaid, and (iii) in all other cases when delivered or received. Provided, however, that notices to the Bank shall be effective upon receipt.

     Section 10.07. Setoff. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of the Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrower to the Bank under this Agreement or the Bank's Note which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower; provided that the Bank's failure to give such notice shall not affect the validity thereof. Payments by the Borrower hereunder shall be made without setoff or counterclaim.

     SECTION 10.08. JURISDICTION; IMMUNITIES. (a) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, AND THE BORROWER IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 10.06. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

     (b) Nothing in this Section 10.08 shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

                  (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

     Section 10.09. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

     Section 10.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     Section 10.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

     Section 10.12. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

     SECTION 10.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CONFLICT-OF-LAW RULES.

     Section 10.14. Confidentiality. The Bank agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Bank, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for the Bank, (c) to bank examiners, auditors or accountants, (d) in connection with any litigation to which the Bank is a party or (e) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the Bank a Confidentiality Agreement in substantially the form of Exhibit D hereto; and provided finally that in no event shall the Bank be obligated or required to return any materials furnished by the Borrower.

     Section 10.15. Treatment of Certain Information. The Borrower (a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by the Bank or by one or more of its subsidiaries or affiliates and (b) acknowledges that any information delivered to the Bank or its subsidiaries or affiliates regarding the Borrower may be shared among the Bank and such subsidiaries and affiliates. This Section 10.15 shall survive the repayment of the Loans and the termination of the Commitment.

     Section 10.16. Judgment Currency. This is an international loan transaction in which the specification of Dollars or an Alternative Currency as the case may be (the "Specified Currency"), any payment in New York City or the country of the Specified Currency, as the case may be (the "Specified Place"), is of the essence, and the Specified Currency shall be the currency of account in all events relating to the Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement and the Notes shall not be discharged by an amount paid in another Currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transferred to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining a judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another Currency (the "Second Currency"), the rate of exchange which shall be applied shall be that at which in accordance with the normal banking procedures the Bank could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of the Borrower in respect of any sum due from it to the Bank hereunder (an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder or under the Notes in the Second Currency, such Entitled Person may in accordance with normal banking procedures purchase and transfer to the

Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand in the Specified Currency, any difference between the sum originally due to such Entitled Person in the Specified Currency in the amount of the Specified Currency so purchased and transferred.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                            HARDINGE INC.

                                            By /s/ Robert E. Agan
                                               -------------------------------
                                               Robert E. Agan, Chairman of the
                                               Board and CEO


                                               Address for Notices:

                                               1 Hardinge Drive
                                               Elmira, NY 14902

                                               Telephone No.:  (607) 734-2281
                                               Telecopier No.: (607) 734-5517


                                            MARINE MIDLAND BANK

                                            By /s/ Ronald W. Lesch
                                               --------------------------------
                                               Name: Ronald W. Lesch
                                               Title: Vice President


                                               Address for Notices:

                                               One Marine Midland Plaza
                                               Binghamton, NY  13902

                                               Telephone No.:  (607)
                                               Telecopier No.: (607)

                                   EXHIBIT A-1
                        [Form of Variable Rate Loan Note]

                                 PROMISS0RY NOTE

                                                               November 18, 1996
                                                                Elmira, New York

                  HARDINGE INC. (the "Borrower"), a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of Marine Midland Bank (the "Bank") at its principal office at One Marine Midland Plaza, Binghamton, New York 13902 or at such other place as required by the Credit Agreement referred to below, the aggregate unpaid principal amount of the Variable Rate Loans made by the Bank to the Borrower, in lawful money of the United States of America or such other Currency as required by said Credit Agreement and in immediately available funds on the dates and in the principal amounts provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal amount of each such Variable Rate Loan, in like money and funds, for the period such balance is outstanding, at said principal office at the rates of interest provided in the Credit Agreement and on the dates and in the manner provided in said Credit Agreement.

                  The date and amount of each Variable Rate Loan made by the Bank to the Borrower under the Credit Agreement referred to below, maturity date and each payment of principal thereof shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof; provided, however, the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing under the Credit Agreement or hereunder in respect to the Variable Rate Loans made by the Bank.

                  This is one of the Variable Rate Notes referred to in that certain Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of November 18, 1996 between the Borrower and the Bank and evidences the Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayment on the terms and conditions specified therein.

                  The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note. The Borrower waives to the full extent permitted by applicable law the right to trial by jury in any legal proceedings arising out of or relating to this Note.

                  This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law (or any similar successor provision thereto) but excluding all other conflict-of-law rules.

                                             HARDINGE INC.

                                             By
                                               ----------------------
                                               Robert E. Agan
                                               Chairman of the Board

                        SCHEDULE OF VARIABLE RATE LOANS

Date   Amount    Currency   Interest  Duration   Amount of    Balance        Notation
       of Loan              Rate      of         Balance      Outstanding    By
                                      Interest
                                      Period

                                   EXHIBIT A-2
                         [Form of Eurodollar Loan Note]

                                 PROMISS0RY NOTE

                                                               November 18, 1996
                                                                Elmira, New York

                  HARDINGE INC. (the "Borrower"), a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of Marine Midland Bank (the "Bank") at its principal office at One Marine Midland Plaza, Binghamton, New York 13902 or at such other place as required by the Credit Agreement referred to below, the aggregate unpaid principal amount of the Eurodollar Loans made by the Bank to the Borrower, in lawful money of the United States of America or such other Currency as required by said Credit Agreement and in immediately available funds on the dates and in the principal amounts provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal amount of each such Eurodollar Loan, in like money and funds, for the period such balance is outstanding, at said principal office at the rates of interest provided in the Credit Agreement and on the dates and in the manner provided in said Credit Aqreement.

                  The date and amount of each Eurodollar Loan made by the Bank to the Borrower under the Credit Agreement referred to below, maturity date and each payment of principal thereof shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof; provided, however, the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing under the Credit Agreement or hereunder in respect to the Eurodollar Loans made by the Bank.

                  This is one of the Eurodollar Notes referred to in that certain Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of November 18, 1996 between the Borrower and the Bank and evidences the Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayment on the terms and conditions specified therein.

                  The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note. The Borrower waives to the full extent permitted by applicable law the right to trial by jury in any lega1 proceedings arising out of or relating to this Note.

                  This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law (or any similar successor provision thereto) but excluding all other conflict-of-law rules.


                                               HARDINGE INC.

                                               By
                                                 ---------------------
                                                 Robert E. Agan
                                                 Chairman of the Board

                          SCHEDULE OF EURODOLLAR LOANB


Date   Amount    Currency   Interest  Duration   Amount of    Balance        Notation
       of Loan              Rate      of         Balance      Outstanding    By
                                      Interest
                                      Period

                                   EXHIBIT A-3
                            [Form of Term Loan Note]
                                    TERM NOTE

                                                         ---------- ----,-------
                                                                Elmira, New York

                  HARDINGE INC. (the "Borrower"), a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of Marine Midland Bank (the "Bank") at its principal office at One Marine Midland Plaza, Binghamton, New York 13902 or at such other place as required by the Credit Agreement referred to below, the aggregate unpaid principal amount of the Term Loan made by the Bank to the Borrower on the Revolving Credit Termination Date, in sixteen (16) consecutive quarterly installments as provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal amount of such Term Loan, in like money and funds, for the period such balance is outstanding, at said principal office at the rates of interest provided in the Credit Agreement and on the dates and in the manner provided in said Credit Agreement. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum equal at all times to the Default Rate provided in said Credit Agreement. Any change in the interest rate resulting from a change in the Bank's Prime Rate shall be effective at the beginning of the day on which such change in the Bank's Prime Rate becomes effective.

                  This Term Note is the Term Note referred to in that certain Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of November 18, 1996 between the Borrower and the Bank and evidences the Term Loan made by the Bank thereunder. All capitalized terms not defined herein shall have the meanings given to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayment on the terms and conditions specified therein.

                  The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note. The Borrower waives to the full extent permitted by applicable law the right to trial by jury in any legal proceedings arisinq out of or relating to this Note.

               This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law (or any similar successor provision thereto) but excluding all other conflict-of-law rules.

                                          HARDINGE INC.

                                          By----------------------
                                            Robert E. Agan
                                            Chairman of the Roard

                                    EXHIBIT B
                         [Form of Authorization Letter]

                                                                _______ __, 1996
Re:  Credit Agreement dated as of November 18, 1996
     (the"Credit Agreement") between Hardinge Inc.
     and Marine Midland Bank
     -----------------------

Marine Midland Bank
One Marine Midland Plaza
Binghamton, NY 13902

Ladies and Gentlemen:

                   In connection with the captioned Credit Agreement, we hereby designate any one of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally or by telephone or teleprocess:

                                      NAME
                                      ----

    Robert E. Agan, Chairman of the Board

    Malcolm L. Gibson, Executive Vice President and Chief Financial Officer

    Thomas T. Connelly, Treasurer

    Richard L. Simons, Vice President - Finance

    Ann Kuntz, Assistant Treasurer

                   Instructions may be honored on the oral, telephonic or teleprocess instructions of anyone purporting to be any one of the above-designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with confirmation of each such instruction either by telex (whether tested or untested) or in writing signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

                  You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Credit Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

                  Upon notice to us, you may, at your option, refuse to execute any instruction, or part hereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

                  We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.

                               Very truly yours,

                               HARDINGE INC.

                               By
                                 --------------------
                                 Robert E. Agan,
                                 Chairman of the Board

                                    EXHIBIT C
                    [Letterhead of counsel to the Borrower]

                                                                  [Closing Date]

Marine Midland Bank
One Marine Midland Plaza
Binghamton, NY 13902

Ladies and Gentlemen:

                   We have acted as counsel to Hardinge Inc. ("the Borrower") in connection with the execution and delivery of that certain Credit Agreement (the "Credit Agreement") dated as of November 18, 1996 between the Borrower and Marine Midland Bank, as Bank. Except as otherwise defined herein, all terms used herein and defined in the Credit Agreement or any agreement delivered thereunder shall have the meanings assigned to them therein.

                   In connection with the preparation of this Opinion, we have examined originals or counterparts, executed on behalf of the Borrower, of the Facility Documents and the exhibits attached thereto in originals or copies, certified to our satisfaction, of such records, certificates and documents as we deemed relevant and necessary as a basis for renderinq this Opinion.

                   Based upon the foregoing, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

                   1. The Borrower and, to the best of our knowledge, each of its Subsidiaries, is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all power and authority to carry on its business as presently being conducted and to own its properties, and is duly licensed or qualified and in good standing as a foreign corporation in each other jurisdiction in which its properties are located or in which failure to qualify would materially and adversely affect either the conduct of its business or the enforceability of contractual rights of the Borrower.

                   2. The execution, delivery and performance by the Borrower of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) contravene any law or, to the best of our knowledge, contractual restriction or provision binding on or affecting the Borrower.

                   3. No authorization or approval or other action by, and no notice to or filing with any governmental authority or requlatory body is required for the due execution, delivery and performance by the Borrower of the Facility Documents.

                   4. The Credit Agreement is, and the other Facility Documents when executed thereunder will be, legal, valid and binding obligations enforceable in accordance with their respective terms, except that (a) the availability of equitable remedies may be limited by principles of equity, and
(b) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of the rights of creditors generally.

                   5. Each Facility Document to which the Borrower is a party is, or when delivered under the Credit Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of the rights of creditors generally.

                   6. Except as described in Schedule II to the Credit Agreement, there is no pending, or to our knowledge threatened actions, suits or proceedings against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition or operations of the Borrower or of any such Subsidiary, or the ability of the Borrower to perform its obligations under the Facility Documents to which it is a party. We do not address herein those matters described in Cushman, Darby & Cushman, LLP letter dated November 15, 1996 attached hereto.

                                          Yours very truly,

                                          SAYLES, EVANS, BRAYTON, PALMER & TIFFT

                                          By
                                            ----------------------------
                                            J. Philip Hunter, A Partner.

                                    EXHIBIT D

                            CONFIDENTIALITY AGREEMENT

                                                                          [Date]

Re:  Credit  Agreement  dated as of
     November 18, 1996 between
     Hardinqe Inc. and Marine Midland Bank
     -------------------------------------

[Insert Name and
Address of Prospective
Participant or Assignee]

Dear
     -------------------

                  As a Bank, party to the above-referenced Credit Agreement (the "Credit Agreement"), we have agreed with Hardinge Inc. (the "Borrower") pursuant to Section 10.14 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Borrower as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

                  As provided in said Section 10.14, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

                  Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees, and representatives) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and
(B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound bankinq Practices. to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which you or any one or more of the Banks is a party; or (v) to the extent such information becomes publicly available other than as a result of disclosure other than as a result of disclosure by a Bank. Provided further, that, unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Borrower of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (y) pursuant to legal process; and provided finally that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

                  Would you please indicate your agreement to the foregoing, by signing at the place provided below the enclosed copy of this Confidentiality Aqreement.

                                              Very truly yours,

                                              [Insert Name of Bankl

                                              By:_________________________

The foregoing is agreed to
as of the date of this letter.

[Insert name of prospective
participant or assignee]

By:________________________

                                   SCHELDULE I

                            Subsidiaries of Borrowrer

                                              Jurisdiction          Percentage
Name and Address                            of Incorporation        of Ownership
----------------                            ----------------        ------------

Hardinge Credlt Co., Inc.
One Hardinge Drive
Elmira, NY 14902                               New York                100%

Hardinge Technologies Systems Inc.
One Hardinge Drive
Elmira, NY 14902                               New York                100%

Morrison Machine Products, Inc.
One Hardinge Drive
Elmira, NY 14902                               New York                100%

Canadian Hardinge Machine
 Tools, Ltd.
Toronto, Canada                                Canada                  100%

Hardinge Machine Tools, Ltd.
Exeter, England                                United Kingdom          100%

Hardinge Brothers GmbH                         Federal Republic
Krefeld, Germany                               of Germany              100%

L. Kellenberger & Co., AG
St. Gallen                                     Switzerland             100%

Kellenberger Incorporated
200 Clearbrook Road
Elmsford, NY 10523                             New York                100%

Hardinge Shanghai Company, Ltd.
Shanghai                                       China                   100%

                                   SCHEDULE II

                               Hazardous Materials

          In December, 1992, Hardinge removed an underground waste oil tank at its College Avenue facility. Environmental sampling following the removal of the tank disclosed the presence of hydrocarbon contamination in surrounding soils. An environmental consultant retained by Hardinge prepared a site assessment and an action plan for on-site remediation which were adopted and approved by the New York State Department of Environmental Conservation. The project is on site. Remediation commenced in the Fall of 1995.

                                  SCHEDULE III

                            Partnerships of Borrower


Egret Aviation Co.                     Ownership of airplane with three
Box 228                                other companies
Elmira, NY 14902

[Hardinge Logo]

From the Office of
Robert E. Agan
President/Chief Executive Officer
                                                               November 18, 1996

  Re: Credit Agreement dated as of November 18, 1996
      (the "Credit Agreement") between Hardinge Inc.
      and Marine Midland Bank
      -----------------------




Marine Midland Bank
One Marine Midland Plaza
Binghamton, NY 13902

Ladies and Gentlemen:

                  In connection with the captioned Credit Agreement, we hereby designate any one of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally or by telephone or teleprocess:

                                      NAME
                                      ----

     Robert E. Agan, Chairman of the Board

     Malcolm L. Gibson, Executive Vice President
                          and Chief Financial Officer

     Thomas T. Connelly, Treasurer

     Richard L. Simons, Vice President - Finance

     Ann Kuntz, Assistant Treasurer

                  Instructions may be honored on the oral, telephonic or teleprocess instructions of anyone purporting to be any one of the above-designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with confirmation of each such instruction either by telex (whether tested or untested) or in writing signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

                  You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Credit Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

                  Upon notice to us, you may, at your option, refuse to execute any instruction, or part hereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

                  We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.

                               Very truly yours,

                               HARDINGE INC.

                               By /s/ Robert E. Agan
                                 ----------------------
                                  Robert E. Agan,
                                  Chairman of the Board

                                 HARDINGE INC.

                   I, J. Philip Hunter, do hereby certify that I am the duly elected and acting Secretary of Hardinge Inc., and that the following named persons have been duly elected to the offices set forth opposite their respective names and are now serving and acting as such officers and that the signature opposite their respective names is the specimen signature of each such person.

Robert E. Agan      Chairman of the Board
                    Chief Executive Officer        /s/ Robert E. Agan
                                                   ------------------


Malcolm L. Gibson   Executive Vice President,
                    Chief Financial Officer and
                    Assistant Secretary            /s/ Malcolm L. Gibson
                                                   ---------------------

Thomas T. Connelly  Treasurer                      /s/ Thomas T. Connelly
                                                   ----------------------

Richard L. Simons   Vice President, Finance        /s/ Richard L. Simons
                                                   ---------------------

J. Philip Hunter    Secretary                      /s/ J. Philip Hunter
                                                   --------------------



                   IN WITNESS WHEREOF, I have hereunto set my hand and the seal of Hardinge Inc. this 18th day of November, 1996.



                                                   /s/ J. Philip Hunter
                                                   --------------------
                                                       J.PHILIP HUNTER

                                  HARDINGE INC.

                              Certified Resolution.

                  THIS IS TO CERTIFY that I, J. Philip Hunter, am the duly

elected and acting Secretary of Hardinge Inc., a New York corporation with offices at One Hardinge Drive, P.O. Box 1507, Elmira, New York; that at a meeting of the Board of Directors of said Corporation duly called and held on

October 22, 1996 at which a quorum was present and voting throughout, the following resolutions were duly and unanimously adopted and have not been amended or revoked at the date hereof.

          RESOLVED that this Corporation borrow from Marine Midland Bank from time to time on a revolving credit basis and otherwise an aggregate amount not to exceed at any time outstanding $20,000,000 under and pursuant to a proposed Commitment Letter from Marine Midland Bank dated September 18, 1996, copy of which Commitment Letter shall be filed with the records of this meeting, and be it further

               RESOLVED that the form, terms and provisions of:

                    (a) said proposed Credit Agreement between this Corporation and Marine Midland Bank, providing, among other things, for the making by Marine Midland Bank to this Corporation from time to time of advances (the "Advances") in an aggregate amount not to exceed at any time outstanding $20,000,000 upon the terms and conditions therein set forth, which terms and conditions are substantially similar to the present Revolving Credit Agreement with The Chase Manhattan Bank (National Association), and for the payment by this Corporation of costs and expenses as therein provided; and

                    (b) promissory notes (the "Notes") to be issued by this Corporation to Marine Midland Bank pursuant to the terms and conditions of said proposed Credit Agreement to be entered into with Marine Midland Bank, a single
                         Note issued to the order of Marine Midland Bank evidencing the indebtedness of this Corporation resulting from each of the Advances made by Marine Midland Bank to this Corporation and providing, among other things, for the repayment of such Advances, and payment of interest thereon, as set forth above with respect thereto:

be, and the same hereby are, in all respects approved, and that the Chief Executive Officer, Chief Financial Officer, Vice President - Finance, or Treasurer of this Corporation be, and each of them hereby is, authorized, in the name and on behalf of this Corporation, to execute and deliver said Credit Agreement with Marine Midland Bank and said Notes, each in the form or substantially in the form thereof as above described, with such additional changes, additions and modifications thereto as the officer of this Corporation executing the same shall approve, such approval to be conclusively evidenced by his execution and delivery thereof; and be it further

          RESOLVED that said Credit Agreement with Marine Midland Bank, as the same is or may be amended or changed as above provided, together with a copy of the Notes, be filed by the Secretary of this Corporation with the minutes of the meetings of the Board of Directors of this Corporation; and be it further

          RESOLVED that the Chief Executive Officer, Chief Financial Officer, Vice President - Finance, Treasurer, the Secretary and Assistant Secretary of this Corporation be, and each of them hereby is, authorized and empowered (any one of them acting alone) to do or cause to be done all such acts or things and to sign and deliver, or cause to be signed and delivered, all such documents, instruments and certificates (including, without limitation, all notices and certificates required or permitted to be given or made under the terms of the Credit Agreement), in the name and on behalf of this Corporation or otherwise, as such officer of this Corporation may deem necessary, advisable or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions and to perform the obligations of this Corporation under the agreements and instruments referred to therein.

                   IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 18th day of November, 1996.

                                                          /s/ J.Philip Hunter
                                                          -------------------
                                                          J. Philip Hunter

  (SEAL)

                                  HARDINGE INC.

                              Officer's Certificate

                   The undersigned, being the duly elected Chairman of the Board of Hardinge Inc., a corporation duly organized and existing under the laws of the State of New York (the "Company") does hereby certify pursuant to Section

4.01 of the Credit Agreement between the Company and Marine Midland Bank, dated as of November 18, 1996 (the "Credit Agreement") that the representations and warranties contained in Article 5 of the Credit Agreement are true and correct on the date hereof as though made on this date and that no event has occurred and it is continuing which constitutes a Default, or Event of Default, as defined under the Credit Agreement.

                   IN WITNESS WHEREOF, this Certificate has been duly executed this 18th day of November, 1996.


                                                     /s/ Robert E. Agan
                                                     ---------------------
                                                     Robert E. Agan,
                                                     Chairman of the Board

[letterhead of Sayles,Evans, Brayton, Palmer & Tifft]

                                                    November 18, 1996

Marine Midland Bank
One Marine Midland Plaza
Binghamton, NY 13902

Ladies and Gentlemen:

                   We have acted as counsel to Hardinge Inc. ("the Borrower") in connection with the execution and delivery of that certain Credit Agreement (the "Credit Agreement") dated as of November 18, 1996 between the Borrower and Marine Midland Bank, as Bank. Except as otherwise defined herein, all terms used herein and defined in the Credit Agreement or any agreement delivered thereunder shall have the meanings assigned to them therein.

                   In connection with the preparation of this Opinion, we have examined originals or counterparts, executed on behalf of the Borrower, of the Facility Documents and the exhibits attached thereto in originals or copies, certified to our satisfaction, of such records, certificates and documents as we deemed relevant and necessary as a basis for renderinq this Opinion.

                   Based upon the foregoing, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

                   1. The Borrower and, to the best of our knowledge, each of its Subsidiaries, is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all power and authority to carry on its business as presently being conducted and to own its properties, and is duly licensed or qualified and in good standing as a foreign corporation in each other jurisdiction in which its properties are located or in which failure to qualify would materially and adversely affect either the conduct of its business or the enforceability of contractual rights of the Borrower.

                   2. The execution, delivery and performance by the Borrower of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) contravene any law or, to the best of our knowledge, contractual restriction or provision binding on or affecting the Borrower.

                   3. No authorization or approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Facility Documents.

                   4. The Credit Agreement is, and the other Facility Documents when executed thereunder will be, legal, valid and binding obligations enforceable in accordance with their respective terms, except that (a) the availability of equitable remedies may be limited by principles of equity, and
(b) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of the rights of creditors generally.

                   5. Each Facility Document to which the Borrower is a party is, or when delivered under the Credit Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of the rights of creditors qenerally.

                   6. Except as described in Schedule II to the Credit Agreement, there is no pending, or to our knowledge threatened actions, suits or proceedings against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition or operations of the Borrower or of any such Subsidiary, or the ability of the Borrower to perform its obligations under the Facility Documents to which it is a party. We do not address herein those matters described in Cushman, Darby & Cushman, LLP letter dated November 15, 1996 attached hereto.

                                Yours very truly,

                                SAYLES, EVANS, BRAYTON, PALMER & TIFFT

                                By /s/ J. Philip Hunter
                                -----------------------------------------
                                J. Philip Hunter, A Partner.

[Letterhead of Cushman Darby & Cushman Intellectual Property Group]

                                November 15, 1996

                                  VIA FACSIMILE




J. Philip Hunter, Esq.
SAYLES, EVANS, BRAYTON,
 PALMER & TIFFT
One West Church Street
Elmira, New York 14901



                           Re: Loan Disclosure
                                 Our Ref: WWT/50377-226058

Dear Phil:

         This will confirm our telephone conversation of today in which we discussed the above matter and the requirement for disclosure in connection with a loan application and closing.

         To summarize, our review of the indemnity provision granted Hardinge, Inc. by G.E.-Fanuc is sufficient to cover any significant potential liability for sales that have occurred to the present time by G.E.-Fanuc to Hardinge, Inc. We are also aware of the fact that IMS, a potential plaintiff, has granted at least one patent license to a company situated relative to the market in a position similar to Hardinge, Inc. In view of these facts, we do not believe that there is any significant potential liability which need be disclosed on a loan application at the present time since the potential for litigation over the IMS patents against Hardinge, Inc. does not appear reasonably likely in the foreseeable future.

         In the event such a claim were made, there is the possibility that any liability in the future can be avoided simply by purchasing the relevant equipment from a licensed source.

         I understand that Mr. Allan Krul is endeavoring to determine the terms of such licenses that are available. Based on my discussion with Allan and Mr. Soroka in Elmira, it appears that the cost of such a license will add only an insignificant amount to the overall cost of the machines.

         In view of all of the foregoing, we do not believe tbat an adverse statement need be made on a loan application as to any potential llability arising out of the controversy that G.E.-Fanuc is now engaged in.

J. Philip Hunter, Esq.                                                  Page 2
SAYLES, EVANS, BRAYTON,
 PALMER & TIFFT
November 15, 1996



Please don't hesitate to call should there be any questions.


                                Very truly yours,


                                /s/ W. Warren Taltavull
                                W. Warren Taltavull


WWT/lfb

State of New York
 Department of State SS:




I hereby certify, that HARDINGE INC. was formed by consolidation on 12/24/1937, under the name of HARDINGE BROTHERS, INC., fixing the duration as perpetual, and that a diligent examination has been made of the index of corporation papers filed in this Department for a certificate, order, or record of a dissolution, and upon such examination, no such certificate, order or record has been found, and that so far as indicated by the records of this Department, such corporation is a subsisting corporation. I further certify the following:

A Certificate of Amendment HARDINGE BROTHERS, INC., changing name to HARDINGE INC., was filed 05/19/1995.

Restated Certificate was filed on 05/24/1995.

I further certify, that no other certificates have been filed by such corporation.


                     [Seal of New York Department of State]

                     Witness my hand and the official seal
                       of Department of State at the City
                      of Albany, this 15th day of November
                         one thousand nine hundred and
                                   ninety six


                      /S/ Special Deputy Secretary of State
                      -------------------------------------
                          Special Deputy Secretary of State



199611180080 36

                                 PROMISSORY NOTE

                                                               November 18, 1996
                                                               Elmira, New York

                   HARDINGE INC. (the "Borrower"), a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of Marine Midland Bank (the "Bank") at its principal office at One Marine Midland Plaza, Binghamton, New York 13902 or at such other place as required by the Credit Agreement referred to below, the aggregate unpaid principal amount of the Variable Rate Loans made by the Bank to the Borrower, in lawful money of the United States of America or such other Currency as required by said Credit Agreement and in immediately available funds on the dates and in the principal amounts provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal amount of each such Variable Rate Loan, in like money and funds, for the period such balance is outstanding, at said principal office at the rates of interest provided in the Credit Agreement and on the dates and in the manner provided in said Credit Agreement.

                   The date and amount of each Variable Rate Loan made by the Bank to the Borrower under the Credit Agreement referred below, maturity date and each payment of principal thereof shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof; provided, however, the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing under the Credit Agreement or hereunder in respect to the Variable Rate Loans made by the Bank.

                   This is one of the Variable Rate Notes referred to in that certain Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of November 18, 1996 between the Borrower and the Bank and evidences the Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Aqreement.

                   The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayment on the terms and conditions specified therein.

                   The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note. The Borrower waives to the full extent permitted by applicable law the right to trial by jury in any legal proceedings arising out of or relating to this Note.

                   This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law (or any similar successor provision thereto) but excluding all other conflict-of-law rules.

                                           HARDINGE INC.

                                           By /s/ Robert E. Agan
                                           -----------------------
                                             Robert E. Agan
                                             Chairman of the Board

                         SCHEDULE OF VARIABLE RATE LOANS


Date   Amount    Currency   Interest  Duration   Amount of    Balance        Notation
       of Loan              Rate      of         Payment      Outstanding    By
                                      Interest
                                      Period

                                 PROMISSORY NOTE

                                                               November 18, 1996
                                                                Elmira, New York

                   HARDINGE INC. (the "Borrower"), a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of Marine Midland Bank (the "Bank") at its principal office at One Marine Midland Plaza, Binghamton, New York 13902 or at such other place as required by the Credit Agreement referred to below, the aggregate unpaid principal amount of the Eurodollar Loans made by the Bank to the Borrower, in lawful money of the United States of America or such other Currency as required by said Credit Agreement and in immediately available funds on the dates and in the principal amounts provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal amount of each such Eurodollar Loan, in like money and funds, for the period such balance is outstanding, at said principal office at the rates of interest provided in the Credit Agreement and on the dates and in the manner provided in said Credit Agreement.

                   The date and amount of each Eurodollar Loan made by the Bank to the Borrower under the Credit Agreement referred below, maturity date and each payment of principal thereof shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof; provided, however, the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing under the Credit Agreement or hereunder in respect to the Eurodollar Loans made by the Bank.

                   This is one of the Eurodollar Notes referred to in that certain Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of November 18, 1996 between the Borrower and the Bank and evidences the Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

                   The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayment on the terms and conditions specified therein.

                   The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note. The Borrower waives to the full extent permitted by applicable law the right to trial by jury in any legal proceedings arising out of or relating to this Note.

                   This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law (or any similar successor provision thereto) but excluding all other conflict-of-law rules.

                                           HARDINGE INC.

                                           By /s/Robert E. Agan
                                           -----------------------
                                             Robert E. Agan
                                             Chairman of the Board

                          SCHEDULE OF EURODOLLAR LOANS



Date   Amount    Currency   Interest  Duration   Amount of    Balance        Notation
       of Loan              Rate      of         Payment      Outstanding    By
                                      Interest
                                      Period